SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) May 17, 1996

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



        Pennsylvania                   0-10822               25-1229323
(State of other jurisdiction    (Commission File Number)   (IRS Employer
      of incorporation)                                  Identification no.)


           300 Indian Springs Road, Indiana, Pennsylvania 15701
           (Address of principal executive offices) ( Zip Code)


    Registrant's telephone number, including area code (412) 349-1811



    _________________________________________________________________
                       (Former name or former address,
                        if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               On  May 17, 1996 Biocontrol Technology, Inc.
          (NASDAQ:BICO)  announced that it continues to see
          significant progress in the patient testing of the
          production model of the Diasensor 1000 noninvasive
          glucose sensor for diabetics.
               At the Indiana, PA calibration center, patients
          are being tested with the sensor to gather data on this production model for submission of the revised 510(k) notification of the Food and Drug Administration (FDA).
          Based on the data gathered thus far, the Diasensor 1000
          is performing much better than the research model on
          which the original 510(k) notification data was based.
               The Company further stated, in response to recent
          press, that the Company  believes there is no basis for the
          proposed Class Action lawsuits recently filed,    one by a
          plaintiff who reportedly purchased less than 2,000 shares of common stock.
               The first suit has been reviewed by both the
          company's litigation and securities counsel, and both firms
          agree that a Rule 12(b)(6) Motion to Dismiss is   appropriate.
          As part of its defense, the Company intends to rely on the new federal Securities Litigation Reform Act which was passed in
          December of 1995    to eliminate abusive and meritless suits.
          The Company intends to fight vigorously      against this action,
          two others filed recently, and any other actions that may be pursued.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - News Release



                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/  Fred E. Cooper
                                      Fred E. Cooper, CEO
DATED: May 17, 1996